Exhibit 99

                       Family Dollar Reports March Sales

     MATTHEWS, N.C.--(BUSINESS WIRE)--April 6, 2006--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the five weeks ended April 1, 2006, increased 7.6% to approximately $594.7 million from $552.7 million for the five weeks ended April 2, 2005. Comparable store sales for the five-week period increased approximately 1.4%. The Company had 6,022 stores as of April 1, 2006, including 23 new stores opened in the fiscal March period.


                                         Comparable  Comparable Stores
                                   Total   Store     Hardline Softline
                         Sales     Sales   Sales      Sales    Sales
                        (millions) Change  Change   % Change % Change
                       ---------------------------- ------------------
March 2006               $594.7     7.6%    1.4%      2.2%     -1.2%
Year-to-date            $3,841.9    9.2%    2.8%      4.2%     -2.4%

     The Company expects that comparable store sales in the four-week period ending April 29, 2006, will increase 4% to 6% from the similar period in the prior fiscal year, reflecting the shift of Easter from the March reporting period last year to the April reporting period this year.

     Cautionary Statements

     Certain statements contained in this press release regarding anticipated comparable store sales in future periods, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events, which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to:

     --   competitive factors and pricing pressures, including energy prices,

     --   changes in economic conditions,

     --   the impact of acts of war or terrorism,

     --   changes in consumer demand and product mix,

     -- adverse weather conditions or natural disasters that may impact sales and/or operations,

     --   the impact of inflation,

     --   merchandise supply and pricing constraints,

     --   success of merchandising and marketing programs,

     --   general transportation or distribution delays,

     --   interruptions of and dependence on imports,

     -- changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

     -- delays associated with building, opening and operating new distribution facilities,

     -- costs, potential problems and achievement of results associated with the implementation of new programs, systems and technology, including supply chain systems, store technology, cooler installations and related food programs, Urban Initiative programs, and real estate expansion goals,

     --   other operational difficulties,

     -- the effect of a national campaign against proposed immigration legislation that may disrupt operations and or reduce customer traffic,

     -- changes in food and energy prices and their impact on consumer spending and the Company's costs, and,

     --   changes in the Company's ability to attract and retain employees.

     Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" in "Management's Discussion and Analysis of Financial Condition" in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

     About Family Dollar Stores, Inc.

     With more than 6,000 stores in a 44-state area ranging as far northwest as Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-six years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.


     CONTACT: Family Dollar Stores, Inc.
              Kiley F. Rawlins, CFA
              Divisional Vice President
              704-849-7496
              http://www.familydollar.com